Exhibit 99.1

   SUPERCONDUCTOR TECHNOLOGIES INC. ANNOUNCES FOURTH QUARTER AND YEAR-END 2006
                                     RESULTS

SANTA BARBARA, CALIF., MARCH 15, 2007 -- Superconductor Technologies Inc. (NASDAQ: SCON) ("STI"), a leading provider of high performance infrastructure products for wireless voice and data applications, today announced results for the quarter and twelve months ended December 31, 2006.

Total net revenues for the fourth quarter were $5.3 million, compared to $5.9 million in the third quarter of 2006 and $7.4 million in the year ago fourth quarter. Net commercial product revenues for the fourth quarter of 2006 were $4.3 million, compared to $4.9 million in the third quarter of 2006 and $6.7 million in the fourth quarter of 2005. Government and other contract revenue totaled $1.0 million during the 2006 fourth quarter, compared to $1.0 million in third quarter of 2006 and $699,000 during the year ago period.

Net loss for the fourth quarter was $1.6 million, as compared to a net loss of $2.1 million in the third quarter of 2006 and $3.0 million in the fourth quarter of 2005. Net loss per diluted share was $0.13 compared to a net loss of $0.17 per diluted share in the third quarter of 2006 and a net loss per diluted share of $0.24 in the year ago period.

For the full year of 2006, total net revenues were $21.1 million, compared to $24.2 million for 2005. Net commercial product revenues for 2005 were $17.7 million, compared to $21.1 million for the prior year. STI recorded $3.4 million in government and other contract revenues for 2006, compared to $3.1 million for 2005. The net loss for 2006 was $29.6 million and included a non-cash goodwill impairment charge of $20.1 million, as compared to a net loss of $14.2 million for the prior year. The prior year loss included restructuring and impairment charges of $1.2 million. The net loss for 2006 was $2.37 per diluted share, compared to $1.24 per diluted share for 2005.

"We continue to have success with customers as they roll out high speed data networks, although fourth quarter orders from our new Tier 1 carrier customer were less than expected due to its year end capital budget constraints. We remain focused on expanding our customer base and have begun trials with another large carrier," said Jeff Quiram, STI's president and chief executive officer. "We are also continuing our efforts on expanding our product portfolio. In October, we introduced our AmpLinkTM 1700 product line for the new Advanced Wireless Spectrum (AWS) frequencies. Additionally, we have been investigating opportunities to leverage our core capabilities in adjacent markets."

As of December 31, 2006, STI had $10.0 million in working capital, including $5.5 million in cash and cash equivalents. STI anticipates that the auditor's opinion in its upcoming 10-K for 2006 will include an explanatory paragraph expressing concern about the company's ability to continue as a going concern due to past losses and negative cash flows. As of December 31, 2006, STI had commercial product backlog of $75,000 compared to $1.9 million at the end of the third quarter of 2006 and $250,000 at the end of the year-ago fourth quarter.

INVESTOR CONFERENCE CALL

STI will host an investor conference call today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time, March 15, 2007. The call will be accessible live by dialing 800-240-2430 at least 10 minutes before the start of the conference. International participants may dial 303-262-2125. No pass code is required. A telephone replay will be available for two days, until midnight ET on March 19 by dialing 800-405-2236 or 303-590-3000, and entering pass code 11085648#. The call will also be simultaneously webcast and available on STI's web site at http://www.suptech.com.

ABOUT SUPERCONDUCTOR TECHNOLOGIES INC. (STI)

STI, headquartered in Santa Barbara, CA, is a leading provider of high performance infrastructure products for wireless voice and data applications. STI's SuperLink(R) solution increases capacity utilization, lowers dropped and blocked calls, extends coverage, and enables faster wireless data rates. Its AmpLinkTM solution enhances the performance of wireless base stations by improving receiver sensitivity and geographic coverage.

For information about STI, please visit http://www.suptech.com.

SAFE HARBOR STATEMENT

The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. For example, the financial results reported in this press release are based on certain assumptions and estimates made by management and are subject to adjustment prior to the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2005 with the SEC. Other factors and uncertainties include: fluctuations in product demand from quarter to quarter which can be significant; STI's ability to diversify its concentrated customer base; the impact of competitive filter products technologies and pricing; unanticipated decreases in the capital spending of wireless network operators; and manufacturing capacity constraints and difficulties. Forward-looking statements can be affected by many other factors, including, those described in the Business and the MD&A sections of its 2004 Annual Report on Form 10-K and the Risk Factors section of its Prospectus Supplement dated August 10, 2005. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

CONTACT

For further information please contact Investor Relations, invest@suptech.com, Kirsten Chapman or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

                              - Tables to Follow -

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

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                        --------------------------------

                      CONSOLIDATED STATEMENT OF OPERATIONS
                      ------------------------------------


                                                    THREE MONTHS ENDED                  YEAR ENDED
                                               ----------------------------    ----------------------------
                                               DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                   2005            2006            2005            2006
                                               ------------    ------------    ------------    ------------
                                                        Unaudited                Audited        Unaudited
Net revenues:
     Net commercial product revenues           $  6,679,000    $  4,287,000    $ 21,080,000    $ 17,697,000
     Government and other contract revenues         699,000       1,020,000       3,107,000       3,361,000
     Sub license royalties                            7,000               -          22,000          20,000
                                               ------------    ------------    ------------    ------------
          TOTAL NET REVENUES                      7,385,000       5,307,000      24,209,000      21,078,000

Costs and expenses:
     Cost of commercial product revenues          5,482,000       4,186,000      18,989,000      15,922,000
     Contract research and development              499,000         749,000       2,806,000       2,407,000
     Other research and development               1,176,000         790,000       4,214,000       3,488,000
     Selling, general and administrative          2,382,000       1,255,000      11,442,000       9,086,000
     Restructuring expenses and
        impairment charges                          969,000          38,000       1,197,000          38,000
     Write-off Goodwill                                   -               -               -      20,107,000
                                               ------------    ------------    ------------    ------------
          TOTAL COSTS AND EXPENSES               10,508,000       7,018,000      38,648,000      51,048,000
                                               ------------    ------------    ------------    ------------
LOSS FROM OPERATIONS                             (3,123,000)     (1,711,000)    (14,439,000)    (29,970,000)

     Interest income                                134,000          74,000         342,000         391,000
     Interest expense                               (18,000)        (10,000)       (116,000)        (45,000)
                                               ------------    ------------    ------------    ------------
         NET LOSS                              $ (3,007,000)   $ (1,647,000)   $(14,213,000)   $(29,624,000)
                                               ============    ============    ============    ============
BASIC AND DILUTED LOSS PER COMMON SHARE        $      (0.24)   $      (0.13)   $      (1.24)   $      (2.37)
                                               ============    ============    ============    ============
BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                       12,483,431      12,483,367      11,418,504      12,483,367
                                               ============    ============    ============    ============

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                        --------------------------------
                           CONSOLIDATED BALANCE SHEET
                           --------------------------

                                                                                 DECEMBER 31,   DECEMBER 31,
                                                                                     2005           2006
                                                                                 ------------   ------------
                                     ASSETS
                                     ------
CURRENT ASSETS:
   Cash and cash equivalents                                                     $ 13,018,000   $  5,487,000
   Accounts receivable, net                                                         2,166,000      1,535,000
   Inventory, net                                                                   5,364,000      5,978,000
   Prepaid expenses and other current assets                                          723,000        507,000
                                                                                 ------------   ------------
     TOTAL CURRENT ASSETS                                                          21,271,000     13,507,000

   Property and equipment, net of accumulated depreciation of
     $17,295,000 and $18,599,471, respectively                                      7,803,000      5,770,000
   Patents, licenses and purchased technology, net of accumulated amortization
     of  $1,065,000 and $1,381,850, respectively                                    2,514,000      2,221,000
   Goodwill                                                                        20,107,000              -
   Other assets                                                                       350,000        406,000
                                                                                 ------------   ------------
     TOTAL ASSETS                                                                $ 52,045,000   $ 21,904,000
                                                                                 ============   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
CURRENT LIABILITIES:
   Accounts payable                                                              $  2,036,000   $  1,725,000
   Accrued expenses                                                                 1,998,000      1,610,000
   Current portion of capitalized lease obligations and long term debt                 19,000         14,000
                                                                                 ------------   ------------
     TOTAL CURRENT LIABILITIES                                                      4,053,000      3,549,000

   Capitalized lease obligations and long term-debt                                    14,000              -
   Other long term liabilities                                                        721,000        604,000
                                                                                 ------------   ------------
     TOTAL LIABILITIES                                                              4,788,000      3,953,000

COMMITMENTS AND CONTINGENCIES-NOTES 9, 10 AND 11

STOCKHOLDERS' EQUITY:
   Preferred stock, $.001 par value, 2,000,000 shares authorized,
     none issued and outstanding                                                            -              -
   Common stock, $.001 par value, 250,000,000 shares authorized,
      12,483,431 and 12,483,367 shares issued and outstanding, respectively            12,000         12,000
   Capital in excess of par value                                                 208,545,000    208,825,000
   Notes receivable from stockholder and board member                                 (65,000)       (27,000)
   Accumulated deficit                                                           (161,235,000)  (190,859,000)
                                                                                 ------------   ------------
     TOTAL STOCKHOLDERS' EQUITY                                                    47,257,000     17,951,000
                                                                                 ------------   ------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $ 52,045,000   $ 21,904,000
                                                                                 ============   ============

                                           SUPERCONDUCTOR TECHNOLOGIES INC.
                                           --------------------------------

                                         CONSOLIDATED STATEMENT OF CASH FLOWS
                                         ------------------------------------

                                                                           FOR THE YEAR ENDED DECEMBER 31
                                                                  ------------------------------------------------
                                                                       2004             2005             2006
                                                                  --------------   --------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                                          $  (31,217,000)  $  (14,213,000)  $  (29,624,000)

Adjustments to reconcile net loss to net cash used for
   operating activities:
    Depreciation and amortization                                      3,463,000        3,225,000        2,600,000
    Non-cash restructuring and impairment charges                      3,659,000                -                -
    Warrants and options charges                                         973,000           25,000          280,000
    Provision for excess and obsolete inventories                      4,836,000          984,000          360,000
    Forgiveness of note receivable from former CEO                             -          150,000                -
    Reserve for impairment of note and interest receivable from
     stockholder                                                               -          924,000           38,000
    Write off Goodwill                                                                                  20,107,000
    Gain on disposal of property and equipment                                 -         (138,000)               -
    Changes in assets and liabilities:
       Accounts receivable                                             7,375,000         (732,000)         631,000
       Inventory                                                      (5,361,000)       2,979,000         (974,000)
       Prepaid expenses and other current assets                        (146,000)         112,000          115,000
       Patents and licenses                                             (546,000)        (154,000)        (217,000)
       Other assets                                                      (46,000)         (23,000)         128,000
       Accounts payable and accrued expenses                          (4,570,000)      (2,543,000)        (727,000)
                                                                  --------------   --------------   --------------
    Net cash used in operating activities                            (21,580,000)      (9,404,000)      (7,283,000)

CASH FLOWS FROM INVESTING ACTIVITIES:

Proceeds from the sale of property and equipment                               -          216,000                -
Purchase of property and equipment                                    (1,812,000)        (261,000)        (229,000)
Payment of up front license fee                                                -                -                -
                                                                  --------------   --------------   --------------
    Net cash used in investing activities                             (1,812,000)         (45,000)        (229,000)

CASH FLOW FROM FINANCING ACTIVITIES:

Proceeds from short-term borrowings                                    5,567,000          662,000                -
Payments on short-term borrowings                                     (7,937,000)      (1,600,000)               -
Payments on long-term obligations                                       (645,000)         (43,000)         (19,000)
Gross proceeds from sale of common stock and exercise of
  warrants and options                                                29,829,000       12,500,000                -
Payment of common stock issuance costs                                (1,764,000)      (1,854,000)               -
                                                                  --------------   --------------   --------------
    Net cash provided (used in) by financing activities               25,050,000        9,665,000          (19,000)
                                                                  --------------   --------------   --------------
Net increase (decrease) in cash and cash equivalents                   1,658,000          216,000     (7,531, 000)
Cash and cash equivalents at beginning of year                        11,144,000       12,802,000       13,018,000
                                                                  --------------   --------------   --------------
Cash and cash equivalents at end of year                          $   12,802,000   $   13,018,000   $    5,487,000
                                                                  ==============   ==============   ==============

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

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                        --------------------------------
                 RECONCILATION OF NET LOSS TO NON-GAAP NET LOSS
                 ----------------------------------------------
                                   (Unaudited)

                                            THREE MONTHS ENDED                    YEAR ENDED
                                      -------------------------------   -------------------------------
                                       DECEMBER 31,     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                           2005             2006             2005             2006
                                      --------------   --------------   --------------   --------------
Net loss as reported                  $   (3,007,000)  $   (1,647,000)  $  (14,213,000)  $  (29,624,000)

Plus goodwill impairment charge                                                              20,107,000
                                      --------------   --------------   --------------   --------------
NON-GAAP NET LOSS                     $   (3,007,000)  $   (1,647,000)  $  (14,213,000)  $   (9,517,000)
                                      ==============   ==============   ==============   ==============

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